

Pericom Semiconductor:

Enabling Serial Connectivity

(NASDAQ: PSEM)

Q2 Fiscal Year 2011 Earnings

PERICOM®

Enabling Serial Connectivity

Safe Harbor

- This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled "Q3 FY11 Business Outlook", which sets forth expected revenues, gross margin and other financial results for the fiscal first quarter .
- Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company's filings with the SEC.
- All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.
- We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q2 Earnings Overview (Non-GAAP Results)

Quarterly:

- Quarterly revenue of $40.7 M
  - Decreased 5% Q-to-Q and increased 14% vs. Q2 FY10
- Geographic distribution
  - Asia at 88%, US at 8%, Europe at 4%
- Channel sales mix
  - International distribution at 63%, CMs at 22%, OEMs at 10%, Domestic distribution at 5%.

Q2 Earnings Overview (Non-GAAP Results)

Quarterly :

- **Gross margin of 36.3%**
  - Q2 gross margin increased 1.0% sequentially and 2.4% YoY
- **Operating expense of $10.5 M vs. $10.3 M last Q**
- **Operating income of $4.2 M vs. $4.8 M last Q**
  - Operating income margin of 10 %
- **Net income of $4.1 M vs. $4.3 M last Q**
  - Net profit margin of 10%
  - EPS of 16 cents vs. 17 cents last Q
- **Tax Rate of 21.0% for Q2 vs. 35.1% last Q**

Strong Balance Sheet

	Dec. 2010
Cash & Investments	$121M
Working Capital	$124M
Total Assets	$297M
Total Liabilities	$57M
Shareholders' Equity	$240M
Book Value/Share	$9.65
Cash & Investments/Share	$4.86

Q2 Product Mix and Key Customers

- **Product mix as % of revenues**
  - IC at 67%
    - Included analog switch at 22%, digital switch at 6%, silicon clocks at 7%, connect at 17%, interface at 2%
    - 13% from PTI
  - FCP at 33%
- **Top five end customers**
  - Accounted for 23% of total revenue
  - No customer accounted for over 10% of total revenue

New Products –2QFY11

- Pericom introduced a total of 9 new products across the Signal Integrity, Connectivity, and Timing product areas in our 2QFY11:
- **Signal Integrity:**
  - Pericom introduced 2 ReDriver™ products for SATA3, SAS2, and external SATA (eSATA) protocols. These products address volume NB, server, storage, and embedded market segments.
- **Connectivity:**
  - Pericom introduced 4 new products; 2 are advanced HDMI and LVDS graphics display switches targeted to consumer video and computing segments, and 2 are next generation USB 'sleep and charge' (mobile device charging) products for the NB computing segment.
- **Timing:**
  - Pericom expanded our timing solutions for next generation platforms by introducing 3 new products: 2 advanced crystal oscillators (XO) targeting the Networking and Mobile Computing (Tablet) segments, and 1 very small footprint xtal for wireless networking applications.
- **Of note this quarter:**
  - Of note this quarter, we are especially pleased that our new eSATA ReDriver™ for mobile products such as NB offers the lowest power (battery) consumption in the industry.

Q3 FY11 Business Outlook
(Non-GAAP Result)

$ - millions	Includes PTI
Revenue	$38.0 to $41.0
Gross Margin	34.5% to 36.5%
Operating Expense	$10.6 to $11.0
Other Income	$1.0
Tax Rate	23% to 25%

Q & A

Pericom Semiconductor:

Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 2Q11 Earnings

PERICOM®

Enabling Serial Connectivity